Exhibit 99.1
Pennichuck Corporation NENAWC Presentation Settlement of Eminent Domain Dispute with City of Nashua April 29, 2011

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the business of Pennichuck Corporation and the merger agreement between the Company and the City of Nashua, New Hampshire. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, or reflect stated assumptions, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such factors, risks and uncertainties may include, among others, the risks identified in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 4, 2011. The Company undertakes no obligation to update or revise publicly any forward-looking statement.

Additional Information and Where to Find It The Company filed with the SEC on April 22, 2011 a definitive proxy statement regarding the special meeting of shareholders that will be held on June 15, 2011 to consider and vote on the merger agreement. The definitive proxy statement contains important information about the Company, the City, the transaction and related matters. EXISTING AND PROSPECTIVE SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Pennichuck Corporation 5 operating subsidiaries - Pennichuck Water (PWW) - water utility Pennichuck East (PEU) - water utility Pittsfield Aqueduct (PAC) - water utility Pennichuck Water Service Co. (PWSC) - water services The Southwood Corporation - real estate PWW has been the "eminent domain" target of City of Nashua

Pennichuck Water (PWW) Serves City of Nashua and 11 surrounding communities Comprises about 75% of our revenues and assets ...PWW constitutes lion's share of our entire business.

Looking Back 2002 - Company announced plan to be acquired by Philadelphia Suburban (now Aqua America) 2002 - City initiated "eminent domain" condemnation proceedings 2003 - Planned sale to Philly Suburban abandoned 2006 - We advised City that any "negotiated settlement" should be structured as a PNNW (i.e., parent-level) stock sale and not as asset sale 2007 - NH law passed which allows Nashua to purchase/hold PNNW stock

July 2008 - PUC Issues Eminent Domain Order By vote of 2:1, Nashua can "take" PWW assets for $203 million Dissenting Commissioner (Below) valued assets at $151 million Nashua must also pay $40 million into "mitigation fund" because separating PWW from PEU and PAC Therefore, Nashua must pay $243 million Plus, likely somewhat more for post-2008 net CAPEX through closing ...is this a good deal for Nashua? for our shareholders?

Nashua Not Happy With PUC Order Liked form of transaction (asset purchase), but... $243+ million too much to pay Especially since would not be getting the undeveloped land it wants ...$40 million mitigation fund determinative?

PNNW View of PUC Order $243 million a lot of money, but... $40 million mitigation fund not go to our shareholders Asset sale by PWW would trigger ~ $50 million income tax at corporate level Deferral of tax via like-kind reinvestment not generally feasible Would likely wind up and liquidate the entire business Difficulty getting good prices for remaining assets Must repay outstanding debt of approx. $65 million ...due largely to income tax, we didn't like it either (relative to stock sale)

Both Parties Appealed to NH Supreme Court City's appeal aimed at getting total cost reduced argued Commissioner Below got it right We appealed "public interest" determination 3/25/10 - Court unanimously affirmed PUC order in its entirety Neither party requested rehearing Decision final as of 4/7/10 ...settlement negotiations resumed thereafter

11/11/10 - Parties Agree to PNNW Stock Sale via Merger Nashua to buy all common stock of PNNW $29.00 per share, or $138 million, in cash (~$200 mil EV) Nashua to become sole stockholder of PNNW (2007 legislation) All three utilities kept together and regulated by PUC Existing personnel to run PNNW businesses as before (Plug N Play) No third-party operator (Veolia) Current eminent domain proceeding terminated in any event ...a better deal for both parties and their stakeholders

From Bad Deal to Good Deal for Both: Key Factors No $50 million corporate-level tax effectively charged to PNNW shareholders No $40 million mitigation reserve funded by Nashua since three utilities staying together

$29.00 Per Share for Pennichuck Stockholders (Financial Metrics) 2.4X book value 46% premium over implied trading price (i.e., without acquisition premium) 38% premium over recent stock issue 34X trailing four quarters earnings (adjusted for non-operating eminent domain-related costs)

Additional PNNW Considerations Time it would take to organically grow trading price to $29.00 Risks and uncertainties of accelerating growth by utility acquisitions Avoids future eminent domain risk in aftermath of Supreme Court decision Acquisition interest in PNNW and valuation by other IOU's influenced by future eminent domain risk and likely "acquisition premium" limitations "Plug N Play" is best structure for our customers and employees ...no lingering risk of triggering corporate-level tax

Observations Regarding Nashua Gains control over water system and watershed land it wants Pays less for more assets vs. eminent domain taking $138 million + assumed debt = ~$200 million no $40 million mitigation reserve get land and other four subsidiaries in the transaction But, tax law affects structure and economics of the deal will operate PNNW and subsidiaries as for-profit companies interest on bonds will be taxable (vs. tax-exempt) ...any tax issues effectively shifted to Nashua

Remaining Closing Conditions & Time Line Two-thirds majority vote of PNNW shareholders (June 2011) PUC approval without "burdensome conditions" (e.g., allowed rates inadequate to service bonds) Financing completed after other conditions met Closing in late Q4 2011 ...a true win-win outcome for PNNW, Nashua and stakeholders!

NHPUC Approval Process

Operating Plan Goal Develop an operating plan that meets the needs of all stakeholders City of Nashua Communities Customer Employees Investors Regulators

Operating Models Considered by Nashua Eminent Domain Model Own only PWW. PWW operated by third party contractor Oversight of third party contractor by Engineering firm Operate as regulated municipal entity Sell PWSC, PAC and PEU Loss of Operating Efficiencies Could not sell for purchase premium Management Fee to PWW not reduced proportionally Finance with Tax Exempt Debt

Operating Models Considered by Nashua Plug and Play Model Maintain current Corporate structure but privately owned Eliminates SEC and other costs estimated at $1.7 million Allows use of 100% debt financing Maintains essentially all of the operating employees Same employees doing same jobs No loss of operating efficiencies Provides best distribution of Management Fee Regulated by PUC Maintains existing customer protections Maintains existing Management Fee allocations Maintains existing tariffs Replace Equity with debt. Replace Equity depreciation expense with debt principal retirement Maintain Regional Company Professional Board with no politicians Pay local property taxes

Meeting Stakeholder Needs Customer Needs Lower rates with same service Independent arbitrator when disagreements arise Decisions based on customer needs, not politics All existing contracts honored City of Nashua Needs Rate treatment that insures cash flow required to pay debt service and retirement of City GO Bonds issued to buy PNNW stock. Operating plan believed to be acceptable to the regulators Staff and interveners were opposed to City's Eminent Domain operating plan. Revenue requirement less than required under PNNW ownership. Watershed land protected Local ownership retained Non Nashua Community Needs Company not "run" by City of Nashua Capex will be invested in their communities Local Property taxes paid Utility revenues remain at individual Utilities

Meeting Stakeholder Needs Regulator Needs No loss in operating efficiencies Same level of service Proof of lower revenue requirement Conventional Rate making methodology Except for Fixed Revenue Bond Requirement and Rate Stabilization Fund. Employee Needs Job security Job support Investors Proposed operating plan believed to provide a reasonable assurance of merger being approved Bond purchasers have reasonable assurance of cash flow to pay bond requirements

Elements of Proposed Acquisition Rate Making Model Fixed Revenue Requirement - 30 year fixed rate for city bond principal and interest Replaces Equity Rate Stabilization Fund - $5 million booked as equity and recognized in rate base - to enable the utilities to meet the city bond obligation due to adverse conditions - to be replenished from time to time Recovery of City Eminent Domain Costs $5 million booked as equity and recognized in rate base Future Capex to be financed with 100% tax exempt debt

Rate Comparisons Pennichuck Water Works City Revenue Requirement based on Bond rate of 6.5% City Revenue Requirement based on Bond rate of 6.5% City Revenue Requirement based on Bond rate of 6.5% Required PWW Rates w/ recovery of Eminent Domain Expenses - $ 28,858,834 $27,244,453 PWW rates are based on its current rate case with a 2009 Test Year. Rates going forward will be less under "City" ownership due to lower cost of capital. City Pretax ROI - 5.5% PNNW Pretax ROI - 10.82% City Revenue requirement will drop by over $9 Million per year when 30 year acquisition Bond is paid off.

Disclaimer It is not possible to predict whether all the approvals, contingencies and other conditions precedent to closing will be obtained, resolved or satisfied, as applicable, and therefore if and when the transaction will close.